                                  [FORM OF WARRANT]

THE SECURITIES REPRESENTED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE BLUE SKY LAWS OF ANY STATE AND MAY NOT BE SOLD, EXCHANGED, HYPOTHECATED OR TRANSFERRED IN ANY MANNER EXCEPT IN COMPLIANCE WITH SAID ACT AND WITH SUCH BLUE SKY LAWS. IN ADDITION, THE SECURITIES REPRESENTED BY THIS WARRANT ARE SUBJECT TO RESTRICTIONS ON TRANSFER CONTAINED IN THIS WARRANT.


NUMBER OF SHARES: ___________                                   WARRANT No. ___

PPN: 90944# 12 2


                                 WARRANT TO PURCHASE
                              CLASS A PREFERRED STOCK OF
                               UNITED AUTO GROUP, INC.


UNITED AUTO GROUP, INC., a Delaware corporation (the "COMPANY"), HEREBY CERTIFIES THAT, for value received ______________________ _________________, or registered assign, is entitled to purchase _________ shares (adjusted as below provided) of Class A Preferred Stock at any time from the Manufacturer Approval Date (as defined below) until 5:00 p.m., New York City time, on the Termination Date (as defined below) or the next succeeding Business Day (as defined below) if such Termination Date is not a Business Day. As used herein, the term "CLASS A PREFERRED STOCK" means the Company's Class A Preferred Stock, par value $0.0001 per share, as constituted on the date of original issue of this Warrant, and (unless the context otherwise requires) irrespective of the classes into which such shares of Class A Preferred Stock may be divided, and any shares of capital stock into which such shares of Class A Preferred Stock may thereafter be changed or that may be issued in respect of, or in exchange or in substitution for, such shares of Class A Preferred Stock by reason of any transaction described in Section 8; PROVIDED, HOWEVER, that in the event that the Class A Preferred Stock is automatically converted into Voting Common Stock, par value $0.0001 per share, (the "VOTING COMMON STOCK") of the Company pursuant to the Company's Restated Certificate of Incorporation, as amended, then all references in this Warrant to Class A Preferred Stock (other than in Section
11.7 and unless the context otherwise requires) shall be deemed to be a reference to Voting Common Stock.

         This Warrant is one of an issue of warrants (the "WARRANTS") to purchase Class A Preferred Stock of the Company issued pursuant to the Warrant Purchase Agreement dated as of July 10, 1996 (the "AGREEMENT"), entered into by the Company with J.P. Morgan Capital Corporation ("JPMCC") and The Equitable Life Assurance Society of the United States ("EQUITABLE" and, together with JPMCC, the "PURCHASERS"). The holder of this Warrant is entitled to certain benefits of the Agreement.

         SECTION 1.  TERM AND EXERCISE; CONTINGENT VALUE OBLIGATIONS.

         SECTION 1.1 TERM OF WARRANTS; EXERCISE OF WARRANTS. Subject to the terms hereof, including, but not limited to, Section 1.2 hereof, the holder of this Warrant shall have the right, at any time during the period commencing on the Manufacturer Approval Date (as defined below) and ending at 5:00 p.m., New York time, on the earlier of the date of effectiveness of the Company's initial Public Offering (as defined below) and September 22, 2005 (the "TERMINATION DATE"), to purchase from the Company up to the number of shares of Class A Preferred Stock which such holder may at the time be entitled to purchase pursuant to this Warrant, upon written notice to the Company of such holder's election to exercise this Warrant and upon surrender of this Warrant to the Company, at its office located at 375 Park Avenue, New York, New York, together with the purchase form at the end hereof duly completed and signed, accompanied by payment to the Company of the Warrant Price (as defined in and determined in accordance with the provisions of Sections 7 and 8) for the number of shares with respect to which this Warrant is then exercised, PROVIDED, HOWEVER, that the holder of this Warrant shall be deemed to have given notice to exercise this Warrant on the date of effectiveness of the Company's initial Public Offering unless the Company receives from such holder written notice to the contrary prior to such date. The term "MANUFACTURER APPROVAL DATE" means the date that all applicable approvals that are required to, and in effect, permit the exercise of this Warrant and the issuance of all shares of Class A Preferred Stock that are issuable upon the exercise of this Warrant are received from all automobile franchisors with whom the Company has entered into franchise or similar agreements, which approvals shall not by their terms be revocable and shall not limit or adversely affect the ability of a stockholder to convert Class A Preferred Stock into Voting Common Stock or of a Regulated Stockholder to convert Non-voting Common Stock into Voting Common Stock or to convert Voting Common Stock into Non-voting Common Stock pursuant to the Company's Restated Certificate of Incorporation, as amended (collectively, the "MANUFACTURER APPROVALS"). The Company will use its reasonable best efforts to obtain the Manufacturer Approvals, PROVIDED that approvals by the Company's franchisors required to effect a Public Offering that are broad enough, in the legal opinion of outside counsel (reasonably satisfactory to the holders of the Warrants) to the Company addressed to the holders of the Warrants and in form and substance reasonably satisfactory to them, to allow the exercise of the Warrants and issuance of the Warrant Shares will be deemed to be Manufacturer Approvals. The Company will use its reasonable best efforts to ensure that the provisions in the Company's franchise agreements with automobile franchisors in respect of the transfer of shares of the Company do not prevent the holders of the Warrants from exercising the Warrants and selling in the open market, or through exercise of their registration rights, shares acquired upon exercise of the Warrants. Payment of the aggregate Warrant Price shall be made, at the election of the holder of this Warrant, either (i) by certified or cashier's check or wire transfer or (ii) in lieu of paying the Warrant Price in cash, by electing to receive such number of shares of Class A Preferred Stock equal to (A) the excess of (x) the fair market value per share of Voting Common Stock on the date of such exercise multiplied by the number of shares being purchased pursuant to such exercise over (y) the aggregate Warrant Price of the shares being purchased pursuant to such exercise, divided by (B) the fair market value per share of Voting Common Stock on the date of such exercise. For purposes hereof, "FAIR MARKET VALUE" shall mean (i) at any time prior to the Company's initial Public Offering, the then current fair market value per share of such class of capital stock immediately prior to such sale or issuance, determined in good faith by the Board of Directors of the Company, and (ii) on the effective date of the registration statement filed in connection with the Company's initial Public Offering, the price per share to the public set forth on the cover page of the prospectus included in such registration statement. As used herein, the term "BUSINESS DAY" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized by law to be closed in New York, New York. As used herein, the term "PUBLIC OFFERING" means the sale or issuance of shares of Voting Common Stock or Derivative Securities pursuant to a registration statement (other than forms S-4, S-8 or similar forms) which has become effective under the Securities Act. As used herein, the term "DERIVATIVE SECURITIES" means rights, options, warrants, convertible securities or options or other rights to purchase convertible securities or any similar instrument containing the right to subscribe for, purchase or otherwise acquire shares of capital stock of the Company.


         Upon such surrender of this Warrant, together with any other Warrants so surrendered, and payment of such Warrant Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch, and in any event within five Business Days thereafter, to or upon the written order of the holder of this Warrant and in such name or names as such holder may designate, a certificate or certificates for the number of full shares and any fraction of a share of Class A Preferred Stock (or, if the Class A Preferred Stock has been converted into Voting Common Stock pursuant to the Company's Restated Certificate of Incorporation, as amended, Voting Common Stock) so purchased, or, at the Company's option, together with cash, as provided in Section 9, with respect to any fraction of a share of capital stock, otherwise issuable upon such surrender. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of such shares of capital stock, as of the close of business on the date of the surrender of this Warrant and payment of the Warrant Price as aforesaid, notwithstanding that the certificates representing such shares shall not actually have been delivered or that the stock transfer books of the Company shall then be closed.

         This Warrant shall be exercisable, at the election of the holder of this Warrant, either in full or from time to time in part. In the event that this Warrant is exercised with respect to less than the aggregate number of shares of Class A Preferred Stock this Warrant then entitles such holder to purchase, the Company shall deliver to or upon the order of such holder hereof a new Warrant evidencing the rights of such holder to purchase the unpurchased shares of Class A Preferred Stock then called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant. In the alternative, at the request of the holder upon any partial exercise of this Warrant, appropriate notation may be made on this Warrant and the same shall be returned to such holder.

         The term "REGULATED STOCKHOLDER" means (i) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such regulation ("REGULATION Y"), so long as such stockholder shall hold, and only with respect to, the Warrants, Warrant Shares or shares issued upon conversion(s) of the Warrant Shares, (ii) any stockholder that is subject to regulation under the New York Insurance Law, so long as such stockholder shall hold, and only with respect to, the Warrants, Warrant Shares or shares issued upon conversion(s) of the Warrant Shares, (iii) any Affiliate of a Regulated Stockholder that is a transferee of any Warrants, Warrant Shares or shares issued upon conversion(s) of the Warrant Shares, so long as such Affiliate shall hold, and only with respect to, such Warrants, Warrant Shares or shares issued upon conversion(s) of the Warrant Shares and (iv) any Person to which such Regulated Stockholder or any of its Affiliates has transferred such Warrants, Warrant Shares or shares issued upon conversion(s) of the Warrant Shares, so long as such transferee shall hold, and only with respect to, any Warrants, Warrant Shares or shares issued upon conversion(s) of the Warrant Shares transferred by such stockholder or Affiliates but only if such Person is (or any Affiliate of such Person is)
(A) subject to the provisions of Regulation Y or (B) subject to regulation under the insurance laws of any jurisdiction.

         SECTION 1.2 CONTINGENT VALUE OBLIGATIONS. In the event that the Manufacturer Approvals are not received by March 22, 1997, then this Warrant shall be converted into a number of Contingent Value Obligations ("CVOS") determined pursuant to the Contingent Value Obligations Agreement substantially in the form of EXHIBIT A hereto to be entered into at such time between the holder of this Warrant and the Company. If the Manufacturer Approvals are received with respect to the initial holder hereof, then this Section 1.2 shall terminate and cease to be of any force or effect and this Warrant shall no longer be convertible into CVOs under any circumstance.

         SECTION 2. PAYMENT OF TAXES. The Company shall pay all documentary stamp taxes, if any, attributable to the initial issuance of the shares of Class A Preferred Stock upon exercise of this Warrant, PROVIDED that the Company shall not be required to pay any tax or taxes which may be payable with respect to any secondary transfer of a Warrant or the shares of Class A Preferred Stock issued upon exercise of any Warrant, and in such case the Company shall not be required to issue or deliver any certificates for shares of Class A Preferred Stock until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's reasonable satisfaction that such tax has been paid or that no such tax is due.

         SECTION 3.  TRANSFERABILITY.

         SECTION 3.1 REGISTRATION. The Warrants shall be numbered and shall be registered on the books of the Company maintained for such purpose (the "SECURITY REGISTER").

         SECTION 3.2 TRANSFER. Subject to compliance with Sections 3.3, 12 and 13, this Warrant, the Warrant Shares (as defined below) and all rights hereunder are transferable upon delivery hereof together with the assignment form at the end hereof duly completed and signed by the holder hereof or such holder's duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer, PROVIDED that any transferee of this Warrant or such Warrant Shares shall expressly agree to be bound by the terms and conditions hereof, and PROVIDED FURTHER that the rights set forth in Sections 12.1 and 13.2 hereof shall not be transferable or otherwise assigned by the holder of this Warrant to any person or entity other than an Affiliate (as defined below) of such holder without the consent of the Company. Upon any registration of transfer of this Warrant, or part thereof, the Company shall execute and deliver a new Warrant or Warrants as may be requested by such holder for the same aggregate number of shares of Class A Preferred Stock as this Warrant. As used herein, the term "WARRANT SHARES" shall mean, collectively, the shares of Class A Preferred Stock acquired pursuant to the exercise of this Warrant, or upon conversion of the shares acquired pursuant to the exercise of this Warrant, and any securities issued or issuable with respect to such Class A Preferred Stock by way of stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As used herein, the term "TRANSFER" shall mean and include (i) when used as a verb, the act of selling, pledging, mortgaging, hypothecating, giving, transferring, creating a security interest, lien or trust (voting or otherwise), assigning or otherwise encumbering or disposing of, and (ii) when used as a noun, any sale, pledge, mortgage, hypothecation, gift, transfer, creation of security interest, lien or trust, any assignment or other encumbrance or disposition. As used herein, the term "AFFILIATE" of a specified person means a person that directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified, and in the case of a specified person who is a natural person, his spouse, his issue, his parents, his estate and any trust entirely for the benefit of his spouse and/or issue. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.

         SECTION 3.3 LIMITATIONS ON TRANSFER OF THE WARRANTS AND THE WARRANT SHARES. (a) If, at the time of any transfer of this Warrant or any Warrant Shares, this Warrant or such Warrant Shares, as the case may be, are not registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the Company may require as a condition of allowing such transfer or exchange that the holder or transferee of this Warrant or such Warrant Shares furnish to the Company such information as, in the reasonable opinion of counsel to the Company, is necessary in order to establish that such transfer or exchange may be made without registration under the Securities Act, including a written statement that such holder or transferee will not sell or otherwise dispose of this Warrant or such Warrant Shares purchased or acquired by him in any transaction which would violate the Securities Act or any other securities laws, PROVIDED that the disposition thereof shall at all times be within the control of such holder or transferee.

         (b) Notwithstanding anything to the contrary contained herein, without the prior written consent of the Company, neither this Warrant nor any Warrant Shares may be transferred to a person or entity (or an Affiliate of such person or entity (other than an entity engaged principally in the management of investments for third parties exclusively in a fiduciary capacity)) who owns, operates, controls, or participates or engages in the ownership, management, operation or control of, or is connected with as an officer, employee, partner, director, shareholder, representative, consultant, independent contractor, guarantor, advisor or in any other manner or otherwise has a financial interest in the equity of, a proprietorship, partnership, joint venture, association, firm, corporation or other business organization or enterprise that competes with the Company or any of its subsidiaries in the business of operating dealerships for the retail sale of new and/or used automobiles and trucks or businesses ancillary to the operation of such type of dealerships (including service and parts operations, body shops, the sale of finance and insurance products (including after-market items), and the purchase, sale and servicing of finance contracts for new and/or used vehicles); provided, however, that for purposes of this paragraph the ownership of equity securities representing less than 5% of the outstanding shares of capital stock (or equivalent ownership) of any business organization or entity shall not be deemed to constitute the ownership or participation in the ownership of, or a financial interest in the equity of, such business organization or entity.

         SECTION 3.4 LEGEND ON WARRANT SHARES. Each certificate for shares of Class A Preferred Stock initially issued upon exercise of this Warrant shall bear the following legend, unless at the time of exercise such shares are registered under the Securities Act, in which case, such certificate shall bear only the second sentence of the following legend:

         "The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the Blue Sky laws of any State and may not be sold, exchanged, hypothecated or transferred in any manner except in compliance with said Act and with such Blue Sky laws. In addition, the securities represented by this certificate are subject to restrictions on transfer and certain other provisions of the Warrant issued by United Auto Group, Inc. (the "Company"), dated as of ___________, as the same may be amended from time to time, a copy of which may be obtained at the offices of the Company."

         Any certificate issued at any time in exchange or substitution for any certificate bearing such legend shall also bear the above legend unless counsel for the Company or such other counsel as may be reasonably satisfactory to the Company renders a written legal opinion to the Company that the securities represented thereby need no longer be subject to such restriction.

         SECTION 4. EXCHANGE OF WARRANT CERTIFICATE. Any Warrant certificate may be exchanged for another certificate or certificates entitling the holder thereof to purchase the aggregate number of shares of Class A Preferred Stock that this certificate then entitles such holder to purchase. Any holder of a Warrant desiring to exchange such Warrant certificate shall make such request in writing delivered to the Company, and shall surrender, properly endorsed, the certificate evidencing the Warrant to be so exchanged. Thereupon, the Company shall execute and deliver one or more new Warrant certificates as so requested.

         SECTION 5. MUTILATED OR MISSING WARRANT. In case any Warrant certificate shall be mutilated, lost, stolen or destroyed, the Company shall, at the request of the holder thereof, issue and deliver in exchange and substitution for and upon cancellation of the mutilated certificate or certificates, or in lieu of and substitution for the certificate or certificates lost, stolen or destroyed, a new Warrant certificate or certificates of like tenor and representing an equivalent right or interest, but only upon receipt of evidence satisfactory to the Company of such loss, theft or destruction of such Warrant and indemnity, if requested, satisfactory to the Company. In the case of any Purchaser or any other institutional investor holder of a Warrant, such holder's unsecured agreement of indemnity shall be deemed satisfactory to the Company.

         SECTION 6. REQUIREMENT OF AVAILABILITY OF SHARES OF CLASS A PREFERRED STOCK AND VOTING COMMON STOCK. There are authorized and available for issuance, and so long as any Warrant remains outstanding the Company shall at all times keep authorized and available for issuance, such number of shares of the Company's authorized but unissued Class A Preferred Stock and Voting Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants (and the conversion of all shares of Class A Preferred Stock into Voting Common Stock). Every transfer agent for the Class A Preferred Stock and other securities of the Company issuable upon the exercise of the Warrants shall be irrevocably authorized and directed at all times to keep available such number of authorized shares and other securities as will be sufficient for such purpose. The Company shall keep a copy of the Warrants on file with every such transfer agent for the Class A Preferred Stock and other securities of the Company issuable upon the exercise of the Warrants. The Company shall supply any such transfer agent with duly executed stock and other certificates for such purpose and shall provide or otherwise make available any cash which may be payable as provided in Section 9.

         SECTION 7. WARRANT PRICE. The price per share of Class A Preferred Stock (the "WARRANT PRICE") at which shares of Class A Preferred Stock shall be purchasable upon the exercise of the Warrants shall be $0.01, subject to adjustment pursuant to Section 8.

         SECTION 8.1 ADJUSTMENTS AND DISTRIBUTIONS WITH RESPECT TO CLASS A PREFERRED STOCK. Subject to the terms hereof, the number of shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

         (a) Except in respect of transactions described in subsection (b) below, in case the Company shall (i) subdivide its outstanding Class A Preferred Stock, (ii) combine its outstanding Class A Preferred Stock into a smaller number of shares of Class A Preferred Stock, or (iii) issue by reclassification of its Class A Preferred Stock, spin-off, split-up, recapitalization, merger, consolidation or any similar corporate event or arrangement other securities of the Company, the kind and number of shares of capital stock purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the holder of this Warrant shall be entitled to receive the kind and number of shares or other securities of the Company which it would have owned or would have been entitled to receive after the happening of any of the events described above had this Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

         (b) In case the Company shall distribute in any calendar year to all or substantially all holders of its Class A Preferred Stock evidences of its indebtedness (including Derivative Securities) or assets (including cash or other dividends or distributions out of earnings), or securities or rights to acquire securities of the Company, then, and in each case, the Company shall pay or distribute to the holder of this Warrant an amount equal to such holder's PRO RATA share (assuming for such purpose the exercise of this Warrant in full) of such distributions; and for such purpose any assets (other than cash) or evidences of indebtedness so distributed shall be valued at the fair market value thereof determined in good faith by the Board of Directors of the Company.

         (c) Whenever the number of shares of Class A Preferred Stock purchasable upon the exercise of this Warrant is increased or decreased as provided in this Section 8, the Warrant Price payable upon exercise of this Warrant shall be adjusted by multiplying the Warrant Price in effect immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Class A Preferred Stock purchasable upon exercise of this Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Class A Preferred Stock so purchasable immediately after such adjustment.

         (d) Whenever the number of shares of Class A Preferred Stock purchasable upon the exercise of this Warrant or the Warrant Price is adjusted as herein provided and whenever any event or transaction shall result in an adjustment to the Applicable Conversion Value (as defined in the Company's Restated Certificate of Incorporation, as amended) relating to the Class A Preferred Stock, the Company shall cause to be promptly mailed to the holder by first-class mail, postage prepaid, notice of such adjustment or adjustments and, if requested by such holder, a certificate, prepared by independent public accountants of nationally recognized standing, showing such adjustment, and stating in detail the facts upon which such adjustment is based.

         (e) It is the intention of the Company that the holder of this Warrant be protected against dilution to the same extent that holders of Class A Preferred Stock outstanding on the date of original issuance of this Warrant are so protected. In case the Company shall take any action affecting its capital stock, other than an action (i) described in this Section 8 or (ii) which results in an adjustment to the Applicable Conversion Value relating to the Class A Preferred Stock, or would result in an adjustment to such Applicable Conversion Value were any shares of Class A Preferred Stock then outstanding, and the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principle of this Section 8 or the conversion rights of the Class A Preferred Stock issuable upon exercise of this Warrant, then the number of shares of Class A Preferred Stock or Voting Common Stock, as the case may be, issuable upon exercise of this Warrant and the Warrant Price shall be adjusted in such manner and at such time as the Board of Directors of the Company may in good faith determine to be equitable in the circumstances.

         SECTION 8.2 PRESERVATION OF PURCHASE RIGHTS UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case of any reorganization, consolidation or merger of the Company with or into another entity as a result of which the holders of Class A Preferred Stock become holders of other shares or securities of the Company or of another entity or person, or such holders receive cash or other assets, or in case of any sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing entity or person, as the case may be, shall execute, concurrently with the consummation of such transaction, with the holder of this Warrant an agreement (in form and substance reasonably satisfactory to such holder) that such holder shall have the right thereafter upon payment of the aggregate Warrant Price in effect immediately prior to such action to purchase upon exercise of this Warrant the kind and amount of shares and other securities and property which such holder would have owned or have been entitled to receive after the happening of such reorganization, consolidation, merger, sale or conveyance had this Warrant been exercised immediately prior to such action.

         The agreements referred to in this Section 8.2 shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this Section 8.2 shall similarly apply to successive reorganizations, consolidations, mergers, sales or conveyances.

         SECTION 8.3 STATEMENT ON WARRANTS. This Warrant shall entitle the holder hereof to purchase such number of shares of Class A Preferred Stock at such Warrant Price as may be determined in accordance with the terms hereof after giving effect to any adjustments in the number or kind of shares purchasable upon the exercise hereof or the Warrant Price, as the case may be, notwithstanding that this Warrant certificate may continue to express the same price and number and kind of shares as are initially stated herein.

         SECTION 9. FRACTIONAL INTERESTS. The Company shall not be required to issue a fraction of a share of Class A Preferred Stock on the exercise of any one or more Warrants. If any fraction of a share would, except for the provisions of this Section 9, be issuable on the exercise of such Warrant or Warrants (or specified portions thereof), the Company may, at its option, pay an amount in cash equal to the then current market price of a share of Class A Preferred Stock (as determined in good faith by the Board of Directors of the Company) multiplied by such fraction.

         SECTION 10. NO RIGHTS AS SHAREHOLDER; NOTICES. Except for a holder's of this Warrant right to receive dividends and distributions as provided in
Section 8.1(b) hereof, nothing contained in this Warrant shall be construed as conferring upon the holder or its transferees any rights as a shareholder of the Company, including the right to vote, consent or receive notices as a shareholder with respect to any meeting of shareholders for the election of directors of the Company or any other matter. If, however, at any time prior to the Termination Date and prior to the exercise of this Warrant, any of the following events shall occur:

               (a)  any action which would require an adjustment pursuant to
    Section 8.2; or


               (b) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation, merger or sale of its property, assets and business as an entirety) shall be proposed;

then in any one or more of said events, the Company shall give notice in writing of such event to each holder of Warrants as provided in Section 14 at least 20 days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to any rights or for the determination of shareholders entitled to vote on such proposed dissolution, liquidation or winding up. Such notice shall also set forth such facts as shall indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the current Warrant Price and the kind and amount of Warrant Shares and other securities and property deliverable upon the exercise of the Warrant. Such notice shall also specify the date as of which the holders of the Company's capital stock of record shall be entitled to exchange their capital stock of the Company for securities or other property deliverable upon such reorganization, consolidation, merger, dissolution, liquidation or winding-up, as the case may be. Notwithstanding the foregoing, failure to mail or receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any such action taken. Such notice shall specify such record date or the date of closing the transfer books, as the case may be.

         SECTION 11.  REGISTRATION RIGHTS.

         SECTION 11.1  DEFINITIONS.  As used in this Section 11:

          (a) the terms "REGISTER," "REGISTERED" AND "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          (b) the term "REGISTRABLE SECURITIES" means the Warrant Shares, the Warrant Shares that are subject to issuance upon exercise of the other Warrants and the Mezzanine Warrant Shares, subject to Section 11.7 hereof. As used herein, the term "MEZZANINE WARRANTS" shall mean, collectively, the warrants issued pursuant to the Securities Purchase Agreements, dated as of September 22, 1995 (the "SECURITIES PURCHASE AGREEMENTS"), entered into by the Company with certain institutional investors named in Schedule A thereto, and the term "MEZZANINE WARRANT SHARES" shall mean, collectively, the shares of capital stock acquired pursuant to the exercise of the Mezzanine Warrants, or upon conversion of the shares acquired pursuant to the exercise of the Mezzanine Warrants, and any securities issued or issuable with respect to such shares by way of stock dividend or other distribution or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. Registrable Securities will cease to be such when
(i) a registration statement covering such Registrable Securities has become or been declared or ordered effective and they have been disposed of pursuant to such effective registration statement, (ii) they are sold, transferred or distributed pursuant to and in compliance with Rule 144 (or any similar provision then in force, but not including Rule 144A) under the Securities Act, or (iii) they have been otherwise transferred and the Company has delivered new certificates or other evidences of ownership for them not subject to any stop transfer order or other restriction on transfer (other than those set forth in Sections 3.2, 12.2 and 13 hereof) and not bearing a legend restricting transfer in the absence of an effective registration or an exemption from the registration requirements of the Securities Act;

          (c) the term "HOLDER" means any person owning or having the right to acquire Registrable Securities;

          (d) the term "PRIOR HOLDER" means any person or entity who has been (or, in the case of clause (ii) below, will be) granted rights pursuant to (i) the Registration Rights Agreement, dated as of October 15, 1993, as amended, among the Company and certain parties named therein (the "PRIOR REGISTRATION RIGHTS AGREEMENT"), or (ii) the Registration Rights Agreement, dated as of August 1, 1995, among the Company and certain parties named therein (the "VENTURER REGISTRATION RIGHTS AGREEMENT"), to have shares of Voting Common Stock registered under the Securities Act, either in respect of issued shares of Voting Common Stock or shares of Voting Common Stock to be issued upon conversion of outstanding securities of the Company; and

          (e)  the number of shares of "REGISTRABLE SECURITIES THEN
OUTSTANDING" shall be determined by adding the number of shares of Voting Common Stock outstanding which are, and the number of shares of Voting Common Stock issuable pursuant to then exercisable or convertible securities (without regard to any restrictions on the ability of the holders thereof to convert such securities) which upon issuance would be, Registrable Securities.

         SECTION 11.2  REQUESTED REGISTRATION.

          (a) REQUEST FOR REGISTRATION. If, at any time after the earlier to occur of September 22, 1998 and six (6) months after the Company's initial Public Offering, the Company shall receive a written request from the Holder or Holders of in excess of 50% of the Registrable Securities then outstanding and entitled to registration rights under this Section 11.2 (the "INITIATING HOLDERS") that the Company effect the registration under the Securities Act with respect to all or a part of the Registrable Securities, the Company will, within five days of the receipt thereof, give written notice of such request to all Holders and shall within sixty (60) days of its receipt of such written request, file a registration statement on a form deemed appropriate by the Company's counsel with the Securities and Exchange Commission (the "SEC") covering all the Registrable Securities which the Holders shall in writing request (given within twenty (20) days of receipt of the notice given by the Company pursuant to this
Section 11.2(a)) to be included in such registration and the Company shall use its reasonable best efforts to cause such registration statement to become effective.

         The Company shall not be obligated to effect such registration pursuant to this Section 11.2(a) (A) after the Company already has effected one
(1) such registration pursuant to this Section 11.2(a), such registration has been declared or ordered effective and no stop order suspending the effectiveness of such registration statement has been issued within 60 days of such effectiveness (PROVIDED that the Company shall be deemed to have effected such registration if it files a registration statement pursuant to this Section 11.2(a) and such registration statement is subsequently withdrawn because the Holders request that such registration statement be withdrawn, unless (i) such request is as a result of the occurrence of an event (other than general economic or market conditions) that has had a material adverse effect on the Company's business or (ii) the Company is immediately reimbursed in full for all costs and expenses incurred by it in connection with such registration), (B) if a registration statement filed by the Company has been declared or ordered effective within six (6) months prior to the receipt of a written request from a Holder or Holders under this Section 11.2(a), (C) if in the good faith judgment of the Board of Directors of the Company, it would not be in the best interests of the Company and its stockholders generally for such registration statement to be filed (in which case the Company shall have the right to defer such filing for a period of not more than ninety
(90) days after receipt of the request of the Initiating Holders), PROVIDED that such deferral will not occur more than once in any 12-month period, or (D) if the Company is negotiating the material acquisition of a business and the Company's board of directors has determined in good faith that such negotiations could reasonably be expected to result in an agreement in principle to acquire such business (in which case the Company will have the right to defer such filing until the Company determines that it is no longer necessary to maintain the confidentiality of such negotiations, but in no event for longer than 90 days, provided that any such deferral will not occur more than once in any 12 month period).

         The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 11.2(b) below, include other securities of the Company for its own account or which are held by officers or directors of the Company or persons or entities who, by virtue of agreements with the Company, are entitled to include their securities in any such registration, including Prior Holders (the "OTHER SHAREHOLDERS", PROVIDED, HOWEVER, that holders of Registrable Securities shall not be deemed Other Shareholders with respect to such Registrable Securities).

          (b) UNDERWRITING. If the Initiating Holders desire to distribute the Registrable Securities covered by such request by means of an underwriting, they shall so advise the Company as a part of such request made pursuant to
Section 11.2(a) and the Company shall include such information in the written notice referred to Section 11.2(a). The underwriter or underwriters of such registration shall be mutually selected by the Company and a majority in interest of the Initiating Holders. If the Company and a majority in interest of the Initiating Holders are in good faith unable to agree on the selection of such underwriter or underwriters, then such underwriter or underwriters shall be selected by a majority in interest of the Initiating Holders, subject to the approval of the Company, which approval shall not be unreasonably withheld. The right of any Holder to registration pursuant to this Section 11.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein.

         If officers or directors of the Company holding other securities of the Company shall request inclusion in any registration pursuant to this
Section 11.2, or if Other Shareholders request such inclusion, the Holders shall offer to include the securities of such officers, directors and Other Shareholders in the underwriting and may condition such offer upon their participation in the underwriting and on their acceptance of the further applicable provisions of this Section 11.

         The Holders shall (together with the Company, officers, directors and Other Shareholders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting as provided above, but the Company shall not be required to pay any commission to the underwriter in respect of the sale of Registrable Securities. Notwithstanding any other provision of this Section 11.2, if the representative of the underwriters determines that marketing factors require a limitation on the number of shares to be underwritten, the securities of the Company held by officers or directors of the Company and the securities held by Other Shareholders shall be excluded from the underwriting by reason of the underwriters' marketing limitation to the extent so required by such limitation. If a further limitation is required, the Company shall so advise all Holders requesting inclusion in such offering, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held (or entitled to be held upon conversion) by each such Holder at the time of filing the registration statement. No Registrable Securities or any other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any Holder, officer, director or Other Shareholder who has requested inclusion in such registration as provided above disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The securities so withdrawn shall also be withdrawn from registration; PROVIDED, HOWEVER, that, if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to a maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 11.2(b). If the representative of the underwriters has not limited the number of Registrable Securities, the Company may include its securities for its own account in such registration if the underwriter so agrees and if the number of Registrable Securities which would otherwise have been included in such registration and underwriting will not thereby be limited.

         SECTION 11.3  COMPANY REGISTRATION.

          (a) INCLUSION IN REGISTRATION. If, at any time after the initial Public Offering, the Company shall determine to register any of its shares of Voting Common Stock on a form (other than for the registration of securities to be offered and sold by the Company on any registration form which does not permit secondary sales or pursuant to (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, (iii) other similar plans or (iv) reclassifications of securities, mergers, consolidations and acquisitions of assets) which would permit the registration of any Registrable Securities, or the Company shall be requested to register any of its shares of Voting Common Stock by any holder of any securities entitled to registration upon such request (other than the Holders or their nominees), the Company will:

                         (i) promptly give to the Holders written notice thereof (which shall include a list of the jurisdictions, if any, in which the Company intends to qualify such shares of Voting Common Stock under the applicable blue sky or other state securities laws); and

                         (ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests made by each of the Holders, within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above; PROVIDED, HOWEVER, that if the offering is underwritten and relates only to shares of Voting Common Stock to be sold by the Company and the Holders are advised in writing by the managing underwriter that the sale of Registrable Securities by the Holders will, due to market conditions, adversely affect such underwriting, the Holders shall not sell any of their Registrable Securities included therein until such time as the managing underwriter may permit, provided that such period of time will not exceed 120 days from the effective date of such registration.

The Company shall be under no obligation to complete any offering of the shares of Voting Common Stock it proposes to make and shall incur no liability to any Holder for its failure to do so.

          (b) UNDERWRITING. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 11.3(a). In such event the right of the Holders to registration pursuant to this Section 11.3 shall be conditioned upon the Holders' participation in such underwriting and the inclusion of the Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders shall (together with the Company, officers, directors and the Other Shareholders distributing their shares of Voting Common Stock through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by the Company and shall deliver all documents and opinions required to be delivered thereunder in respect of their participation as selling shareholders. Notwithstanding any other provision of this Section 11.3, if the representative of the underwriters determines that marketing factors require a limitation on the number of shares of Voting Common Stock to be underwritten, then the Company shall include in the underwriting only that number of shares, including Registrable Securities, which the representative believes will not jeopardize the success of the offering (the shares so included to be apportioned as follows: first, all shares which stockholders other than the Holders and the Prior Holders seek to include in the offering shall be excluded from the offering to the extent limitation on the number of shares included in the underwriting is required, then the number of shares held by Holders and the Prior Holders that may be included in the underwriting shall be apportioned PRO RATA among the selling Holders and the Prior Holders according to the total number of Registrable Securities and shares entitled to be included therein owned by each selling Holder and Prior Holder, respectively, or in such other proportions as shall be mutually agreed to by such selling Holders and Prior Holders, PROVIDED that all of the securities to be issued by the Company and sold by the Prior Holders who have requested the registration to which such offering relates pursuant to Section 1.2 of the Prior Registration Rights Agreement or Section 1.2 of the Venturer Registration Rights Agreement, as applicable, are included in such offering). If any of the Holders or any officer, director or Other Shareholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the representative of the underwriters. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

          (c) NUMBER. The Holders shall be entitled to have their shares included in an unlimited number of registrations pursuant to this Section 11.3.

         SECTION 11.4 FORM S-3. After the Company has qualified for the use of Form S-3 under the Securities Act for secondary sales, Holders of in excess of 50% of Registrable Securities shall have the right to request that the Company effect the registration on Form S-3 with respect to all or part of the Registrable Securities (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of shares by such holders), subject to the limitations set forth in the second paragraph of Section 11.2(a) hereof, as applicable,

PROVIDED, HOWEVER, that the Company shall not be obligated to effect such registration pursuant to this Section 11.4 after the Company already has effected two (2) such registrations pursuant to this Section 11.4 (and PROVIDED that the Company shall be deemed to have effected such a registration if it files a registration statement pursuant to this Section 11.4 and such registration statement is subsequently withdrawn because the Holders request that such registration statement be withdrawn, unless (i) such request is as a result of the occurrence of an event (other than general economic or market conditions) that has had a material adverse effect on the Company's business or
(ii) the Company is immediately reimbursed in full for all costs and expenses incurred by it in connection with such registration), and PROVIDED, FURTHER, that the Company shall not be required to effect a registration pursuant to this
Section 11.4 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate price to the public (after deduction of underwriting discounts and expenses of sale) of more than $1,000,000. The Company shall give written notice to all Holders of the receipt of a request for registration pursuant to this Section 11.4 and shall provide a reasonable opportunity for other Holders to participate in the registration, PROVIDED that if the registration is for an underwritten offering, the terms of Section 11.2(b) shall apply to all participants in such offering.

         SECTION 11.5 EXPENSES OF REGISTRATION. Except as otherwise provided herein, in connection with a registration pursuant to this Section 11, the Company shall pay all registration, filing and qualification fees, accounting fees and printing expenses of the Company, reasonable fees and disbursements of counsel for the Company and the reasonable fees and expenses of one counsel for the selling Holders. All (i) underwriting discounts and commissions, (ii) stock transfer taxes incurred in respect of the Registrable Securities being sold, and
(iii) legal and accounting fees, expenses and disbursements of the Holders (except as set forth above), shall be borne and paid ratably by the Holders of the Registrable Securities included in any such registration based on the number of Registrable Securities so registered.

         SECTION 11.6 REGISTRATION PROCEDURES. In the case of each registration effected by the Company pursuant to this Section 11, the Company shall:

               (i) furnish to each Holder, prior to the filing thereof with the SEC, a copy of the registration statement;

               (ii) keep such registration effective for a period of one hundred twenty (120) days or until each Holder has completed the distribution described in the registration statement relating thereto, whichever first occurs;

               (iii) furnish each Holder copies of any registration statement and each preliminary or final prospectus, or supplement or amendment required to be prepared pursuant hereto, as any Holder may from time to time reasonably request;

               (iv) prepare and promptly file with the SEC and promptly notify each Holder of the filing of any amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at any time when a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, any event with respect to the Company shall have occurred as a result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; and use its reasonable best efforts to cause each such amendment or supplement to become effective, as may be necessary to comply with the provisions of the Securities Act with respect to disposition of all securities covered by such registration statement;

               (v) use its best efforts to qualify as soon as reasonably practicable the Registrable Securities included in the registration statement for sale under the securities or blue-sky laws of such states and jurisdictions within the United States as shall be reasonably requested by any Holder, PROVIDED that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, to become subject to taxation or to file a consent to service of process generally in any of the aforesaid states or jurisdictions;

               (vi) furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 11 on the date that the registration statement becomes effective, (i) an opinion or opinions, dated such date, of counsel representing the Company for purposes of such registration, in form and substance as is customarily given by company counsel to the underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities, (ii) if the registration is underwritten, a letter, dated such date, from the independent certified public accountant of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters, addressed to the underwriters and (iii) a letter, dated such date, from such accountant in form and substance as is customarily given by independent certified accountants to the selling stockholders in a secondary public offering, addressed to the Holders registering Registrable Securities; and

               (vii) apply for listing and use its reasonable best efforts to list the Registrable Securities being registered on any national securities exchange on which a class of the Company's equity securities is listed, or if the Company does not have a class of equity securities listed on a national exchange, apply for qualification and use its reasonable best efforts to qualify the Registrable Securities being registered for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc.

         SECTION 11.7 LIMITATIONS ON REGISTRATION RIGHTS. Anything in this Warrant or in the Agreement to the contrary notwithstanding, the Company shall not be required to effect a registration under the Securities Act with respect to any shares of Class A Preferred Stock or Non-voting Common Stock, but shall be required, pursuant to Section 11 of this Warrant, to register shares of Voting Common Stock issuable upon the conversion thereof, PROVIDED that any Holder of Class A Preferred Stock or Non-voting Common Stock shall not be required to convert any Class A Preferred Stock or Non-voting Common Stock into Voting Common Stock until the closing of the sale of Voting Common Stock pursuant to any requested registration. Except that the Warrant Shares are to be deemed Registrable Securities, nothing in this Warrant shall be construed to grant to the holder of this Warrant registration rights that are in addition to the registration rights granted under the Mezzanine Warrants.

         SECTION 11.8 INDEMNIFICATION. (a) The Company shall indemnify each Holder offering Registrable Securities for sale pursuant to each registration that has been effected pursuant to this Section 11, the officers, directors, partners, agents, employees and shareholders of each such Holder, and any underwriter (as defined in the Securities Act) for each such Holder and each person, if any, who controls such person or underwriter within the meaning of the Securities Act or Exchange Act, and, with respect to any indemnity for the benefit of Equitable, Alliance Corporate Finance Group Incorporated, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such Holder, officer, director, partner, agent, employee, underwriter and controlling person for any legal or other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; PROVIDED, HOWEVER, that the Company shall pay for only one firm of counsel for all such Holders and the Company shall not be liable to a Holder in any such case (i) to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission made in reliance upon and in conformity with information furnished to the Company by any Holder or the underwriter of any Holder and stated to be specifically for use therein or (ii) in the case of a sale directly by a Holder of Registrable Securities (including a sale of such Registrable Securities through any underwriter retained by such Holder engaging in a distribution on behalf of such Holder), such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and such Holder failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Securities to the person or entity asserting any such loss, claim, damage or liability.

          (b) Each of the Holders shall, if Registrable Securities held by them are included in the securities as to which such registration is being effected, severally indemnify the Company, each of its directors and officers who sign such registration statement, each Affiliate of the Company, each underwriter, if any, of the Company's securities covered by such registration statement, each other Holder and each other security holder whose securities are included in such registration, and each Affiliate thereof against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any such registration statement under which such Registrable Securities were registered under the Securities Act, or based on any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such directors, officers, employees, Affiliates, other Holders or security holders or underwriters for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement in reliance upon and in conformity with information furnished to the Company by such Holder and stated to be specifically for use therein; PROVIDED, HOWEVER, that the liability of any Holder hereunder shall be limited to the amount of net proceeds (after deduction of all underwriters' discounts and commissions paid by such holder in connection with the applicable registration) received by such Holder; and PROVIDED, FURTHER, that the indemnity agreement contained in this Section 11.8(b) shall not apply (i) to amounts paid in settlement of any such claim, loss, damage or liability (or actions in respect thereof) if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, or
(ii) in the case of a sale directly by the Company (including a sale of such securities through any underwriter retained by the Company to engage in a distribution on behalf of the Company) in which such untrue statement or omission was contained in a preliminary prospectus and corrected in a final or amended prospectus, and the Company failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the securities to the Person asserting any such loss, claim, damage or liability.

          (c)  Each party entitled to indemnification under this Section 11
(the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and any claim or any litigation resulting therefrom. In case any action is brought against an Indemnified Party, and it notifies the Indemnifying Parties of the commencement thereof, the Indemnifying Party will be entitled to participate in and, to the extent it so determines, assume the defense thereof; PROVIDED that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense. After notice from the Indemnifying Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof; PROVIDED, HOWEVER, that the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnifying Party, if representation of the Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests, as reasonably determined by either party, between the Indemnified Party and any other party represented by such counsel in such proceeding. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

         SECTION 11.9 LOCKUP AGREEMENT. In consideration for the Company agreeing to its obligations under this Section 11, each Holder agrees in connection with any registration (other than for the registration of securities pursuant to (i) an employee benefit plan, (ii) a dividend or interest reinvestment plan, (iii) other similar plans or (iv) reclassifications of securities, mergers, consolidations and acquisitions of assets) of the Company's securities, upon the request of the Company and any underwriter managing any underwritten primary or secondary offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Warrants or Registrable Securities without the prior written consent of the Company and such underwriter, as the case may be, for such reasonable period of time prior to and after the effective date of such registration as the Company and such underwriter may specify, PROVIDED that such period of time will not exceed 180 days, in the case of registration relating to the initial Public Offering, and 120 days, in the case of any registration relating to a Public Offering after the initial Public Offering.

         SECTION 11.10 INFORMATION ABOUT THE PURCHASERS. Each Holder shall promptly furnish to the Company such information regarding itself, its Affiliates or subsidiaries and the distribution proposed by it as the Company may reasonably request in writing and as shall be reasonably required in connection with any registration referred to in this Section 11.

         SECTION 11.11 CONDITIONS TO REGISTRATION. As a condition to the Company's obligation hereunder to cause a registration statement to be filed or Registrable Securities to be included in a registration statement, each Holder shall provide such information and execute such documents as may reasonably be required in connection with such registration. In addition, the Company shall not be obligated to file a registration statement or to include Registrable Securities in a registration statement hereunder as to any Holder to the extent such Registrable Securities can then be sold during a single three-month period pursuant to Rule 144 (not including Rule 144(k)) under the Securities Act.

         SECTION 11.12 RULE 144. With a view to making available the benefits of certain rules and regulations of the SEC which may permit the sale of the restricted securities to the public without registration, the Company agrees to
(i) make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act at all times from and after ninety
(90) days following the closing date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public, and (ii) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Exchange Act of 1934, as amended, at any time after it has become subject to such reporting requirements.

         SECTION 11.13 TRANSFERABILITY. The registration rights granted in this Section 11 shall not be assignable in any manner to any transferee of any of the Warrants or Registrable Securities except in connection with the sale by the holder of their Warrant or part thereof or the Registrable Securities issued upon exercise of this Warrant or such securities, as the case may be, in a transaction not involving a Public Offering.

         SECTION 12.  TAG-ALONG AND TAKE-ALONG RIGHTS.

         SECTION 12.1  TAG-ALONG RIGHT.

          (a) TAG-ALONG SALE NOTICE. Subject to Section 20, if the Initial Shareholder Group (as defined below) at any time receives a bona fide offer (a "TAG-ALONG OFFER") from a third party to purchase from the Initial Shareholder Group shares of capital stock of the Company or the Initial Shareholder Group otherwise proposes to sell shares of capital stock of the Company for value, in each case pursuant to a sale that would constitute a Change in Control (as defined in the Securities Purchase Agreements) (a "TAG-ALONG SALE"), but other than in connection with a Public Offering, the Initial Shareholder Group shall be required to notify (i) prior to the Qualified Public Offering, the original holder of this Warrant or its Affiliated transferees (provided it or its Affiliated transferees owns at such time all or a portion of this Warrant or Warrant Shares), and (ii) after the Qualified Public Offering, the Qualified Warrantholders (as defined below), not less than fifteen (15) days prior to such proposed Tag-Along Sale, of such Tag-Along Offer or proposed Tag-Along Sale and such holder or Qualified Warrantholders, as the case may be, shall have the option to participate in such Tag-Along Sale as set forth in paragraph (b) of this Section 12.1. The notice from the Initial Shareholder Group (the "TAG-ALONG SALE NOTICE") shall include a copy of the Tag-Along Offer, if in writing, and shall set forth: (A) the number of shares of each class proposed to be transferred, (B) the name and address of the proposed purchaser, (C) the proposed amount of consideration and terms and conditions of payment offered by or to such proposed purchaser, and (D) that the proposed purchaser has been informed of the "tag-along" rights provided for in this Section 12.1 and has agreed to purchase shares in accordance with the terms hereof. For purposes hereof, the term "INITIAL SHAREHOLDER GROUP" means all of the holders of shares of Voting Common Stock and Class A Preferred Stock on September 22, 1995 who purchased such shares pursuant to the Common Stock Purchase Agreement dated October 15, 1993 and the Class A Preferred Stock Purchase Agreement dated October 15, 1993, respectively, and the term "QUALIFIED WARRANTHOLDER" means any original holder of a Warrant (or its Affiliated transferees) who has purchased (and not otherwise transferred) Warrant Shares or has the right to purchase Warrant Shares and Mezzanine Warrant Shares, which together constitute more than 50% of all of the Warrant Shares such holder was entitled to purchase upon exercise of all of the Warrants issued to such holder pursuant to the Agreement PLUS all of the Mezzanine Warrant Shares such holder was entitled to purchase upon exercise of all of the Mezzanine Warrants issued to such holder pursuant to the Securities Purchase Agreements (in each case, after taking into account all adjustments to the number of shares underlying such warrants).

          (b) TAG-ALONG RIGHT. Each initial holder of Warrants (or its Affiliated Transferees) prior to the Qualified Public Offering who owns at such time all or a portion of this Warrant or Warrant Shares and each Qualified Warrantholder after the Qualified Public Offering shall have the right to require the proposed purchaser to purchase from it a number of whole shares of Warrant Shares up to the number of shares equal to the total number of shares to be sold to the proposed purchaser (including the shares of Voting Common Stock issuable upon conversion of the Class A Preferred Stock to be sold to the proposed purchaser), multiplied by a fraction, the numerator of which is the number of Warrant Shares held by it or purchasable upon exercise of Warrants held by it and the denominator of which is the total number of shares of common stock held (or entitled to be acquired upon conversion or exercise of convertible securities) by all of the holders of the Warrants, Warrant Shares, Mezzanine Warrants and Mezzanine Warrants and the Initial Shareholder Group. Any Warrant Shares purchased from a Warrantholder pursuant to this Section 12.1 shall be paid for upon the same terms and conditions (including as to price and type of consideration) received by the Initial Shareholder Group.

          (c) TAG-ALONG NOTICE. If an original Warrantholder (or its Affiliated transferees) prior to the Qualified Public Offering and a Qualified Warrantholder after a Qualified Public Offering elects to exercise the tag-along right provided for in this Section 12.1, it must deliver written notice to the Initial Shareholder Group (the "TAG-ALONG PARTICIPATION NOTICE") within ten (10) days following receipt by it of the Tag-Along Sale Notice. If such holder does not deliver a Tag-Along Participation Notice within such ten-day period it shall be deemed to have waived its tag-along right with respect to the proposed Tag-Along Sale. Each Tag-Along Participation Notice shall state the number of Warrant Shares that such holder proposes to include in such transfer to the proposed purchaser up to the number of shares determined in accordance with
Section 12.1(b) hereof.

         SECTION 12.2  TAKE-ALONG RIGHT.

          (a) TAKE-ALONG NOTICE. If the Initial Shareholder Group at any time prior to a Qualified Public Offering receives a bona fide offer from a third party (other than an affiliate of the Company, Harvard Private Capital, Inc., Apollo Advisors, Inc. or Trace International Holdings, Inc. (provided they are stockholders of the Company at the time of such sale)) to purchase shares of capital stock of the Company from the Initial Shareholder Group or the Initial Shareholder Group otherwise proposes to sell shares of capital stock of the Company for value (a "TAKE-ALONG SALE"), the Initial Shareholder Group, subject to paragraph (c) of this Section 12.2, can require the holders of the Warrants and Warrant Shares to participate in such Take-Along Sale as set forth in paragraph (b) of this Section 12.2. If the Initial Shareholder Group elects to exercise the take-along right provided for in this Section 12.2, it must provide, at least twenty (20) days before the date of consummation of the proposed Take-Along Sale, notice to the holders of the Warrants and Warrant Shares setting forth: (i) the number of shares proposed to be transferred, (ii) the number of Warrant Shares that such holder must include in such transfer to the proposed purchaser as determined in accordance with paragraph (b) of this
Section 12.2, (iii) the name and address of the proposed purchaser, (iv) the proposed amount of consideration and terms and conditions of payment offered by or to such proposed purchaser, and (v) that the proposed purchaser has been informed of the "take-along" rights provided for in this Section 12.2 and has agreed to purchase shares in accordance with the terms hereof.

          (b) TAKE-ALONG RIGHT. The Initial Shareholder Group shall at any time have the right to require each holder of a Warrant and Warrant Shares to sell to the proposed purchaser, as applicable, all or a portion of such Warrant or Warrant Shares up to the sum of the number of shares issuable upon exercise of such Warrant and such Warrant Shares equal to the total number of shares to be sold to the proposed purchaser (including the shares of Voting Common Stock issuable upon conversion of the Class A Preferred Stock to be sold to the proposed purchaser) multiplied by a fraction, the numerator of which is the number of Warrant Shares held by such holder after the full exercise of such holder's Warrants and the denominator of which is the total number of shares of common stock held (or entitled to be acquired upon conversion or exercise of convertible securities) by all of the holders of the Warrants, Warrant Shares, Mezzanine Warrants and Mezzanine Warrant Shares and the Initial Shareholder Group. Any shares purchased from holders of Warrants and Warrant Shares pursuant to this Section 12.2 shall be paid for (i) upon the same terms and conditions (including as to price and type of consideration) received by the Initial Shareholder Group and (ii) in either all cash or a combination of cash and securities; PROVIDED, HOWEVER, that if such securities are not or, at the option of such holders, will no longer be restricted securities (as such term is defined in Rule 144 of the Securities Act) within 180 days of the date such sale is consummated or if such securities are otherwise subject to restrictions pursuant to any shareholders' agreement entered into in connection with such Take-Along Sale that precludes the transfer of such securities within 180 days of the date such sale is consummated, or if a reasonably liquid trading market does not exist for such securities, then, unless the holders of at least 66 2/3% of the sum of (A) the Warrant Shares outstanding or subject to issuance upon exercise of the Warrants and (B) the Mezzanine Warrant Shares outstanding or subject to issuance upon exercise of the Mezzanine Warrants elect to receive such securities, the Initial Shareholder Group may require each holder of a Warrant or Warrant Shares to sell Warrant Shares to the proposed purchaser pursuant to this Section 12 only if the Company or the Initial Shareholder Group pays such holder an amount in cash equal to the then current fair market value of such securities as determined in good faith by the Company's Board of Directors. In the event that such holders of 66 2/3% of such Warrant Shares and Mezzanine Warrant Shares do not agree with such determination, then the then current fair market value of such securities shall be determined as follows, which determination shall be final and binding:

               (i) The Company shall select a qualified investment banking firm or appraisal firm (the "INVESTMENT BANKER") and any such holders may select their own qualified investment banking firm or appraisal firm (the "ADDITIONAL APPRAISER"), each to appraise the then current fair market value of such securities.

               (ii) If the difference between the appraisals of the Investment Banker and the Additional Appraiser is not greater than 10% of the higher appraisal, then the average of the two appraisals shall be deemed to be the then current fair market value of such securities.

               (iii) If the difference between the appraisals of the Investment Banker and the Additional Appraiser is greater than 10% of the higher appraisal, then the Investment Banker and the Additional Appraiser shall select a third appraiser (the "THIRD APPRAISER"), and the then current fair market value shall be determined by (1) averaging the appraisal of each of the Investment Banker, the Additional Appraiser and the Third Appraiser, (2) disregarding the appraisal which deviates most from such average and (3) averaging the remaining two appraisals. The fees and expenses of the Investment Banker, the Additional Appraiser and the Third Appraiser shall be borne equally by the Company and such holders, PROVIDED that such holders may pay their share of such fees and expenses from the proceeds they receive in connection with the Take-Along Sale.

          (c) FAIRNESS OPINION. As a condition precedent to the consummation of the Take-Along Sale, the Initial Shareholder Group shall furnish to the holders of the Warrants and Warrant Shares an opinion (in form and substance reasonably satisfactory to such holders) of an unaffiliated, nationally recognized investment banking firm as to the fairness of the Take-Along Sale to such holders from a financial point of view.

         SECTION 12.3. IMPROPER TRANSFER. Any attempt to transfer any shares not in compliance with this Section 12 shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted transfer.

         SECTION 13.    RIGHT OF FIRST REFUSAL AND PRE-EMPTIVE RIGHTS.

         SECTION 13.1  RIGHT OF FIRST REFUSAL.

          (a) FIRST OFFER NOTICE. Prior to the Qualified Public Offering, no holder of a Warrant or Warrant Shares shall transfer all or any portion of a Warrant or any Warrant Shares (collectively, the "OFFERED SHARES") to any person or entity (other than an Affiliate) unless (x) such holder (the "SELLING WARRANTHOLDER") has received a bona fide written offer (the "PURCHASE OFFER") from the proposed transferee of the Offered Shares (the "PURCHASER") to purchase the Offered Shares, which offer shall be in writing signed by the Purchaser, and
(y) the Selling Warrantholder first offers to sell to the Company and each member of the Initial Shareholder Group such number of Offered Shares as is determined in accordance with paragraph (c) of this Section 13.1. Prior to making any transfer that is subject to this Section 13.1, the Selling Warrantholder shall give the Company and each member of the Initial Shareholder Group written notice (the "OFFER NOTICE") which shall include (x) the identity of the Purchaser, (y) a copy of the Purchase Offer, and (z) an offer (the "FIRST OFFER") to sell to the Company and each such member of the Initial Shareholder Group its Pro Rata Amount (as defined in paragraph (c) below) of the Offered Shares upon the same terms and conditions as those provided for in the Purchase Offer. The First Offer shall be irrevocable with respect to the Initial Shareholder Group for a period of fifteen (15) days following receipt by each member of the Initial Shareholder Group of the Offer Notice (the "FIRST OFFER PERIOD") and, with respect to the Company, for a period of twenty (20) days following receipt by the Company of the Offer Notice.

          (b) ACCEPTANCE OF FIRST OFFER. At any time during the First Offer Period, each member of the Initial Shareholder Group may accept the First Offer as to its respective Pro Rata Amount of the Offered Shares by giving written notice to the Selling Warrantholder of such acceptance (each such member of the Initial Shareholder Group who accepts the First Offer in the manner provided herein is referred to herein as a "PURCHASING STOCKHOLDER"). In the event that the Purchasing Stockholders, individually or collectively, do not accept the First Offer as to all of the Offered Shares, then within five days of the end of the First Offer Period, the Company may, by giving written notice to the Selling Warrantholder, accept the First Offer as to all, but not less than all, of the Offered Shares as to which the Purchasing Stockholders have not accepted the First Offer. In the event that the Initial Shareholder Group and the Company accept the First Offer as to all of the Offered Shares, the closing of the sale of the Offered Shares shall take place within thirty-five (35) days after the First Offer is accepted by all Purchasing Stockholders, or the Company, as the case may be, or, if later, the date of closing set forth in the Purchase Offer. At such closing, the Selling Warrantholder will deliver certificates for such Offered Shares against payment of the purchase price therefor, and the Purchasing Stockholders, or the Company, as the case may be, will acquire their respective Pro Rata Amount of the Offered Shares, or the remaining Offered Shares, as the case may be, free and clear of all liens, pledges, encumbrances, restrictions and security interests of any kind. If the Initial Shareholder Group and the Company do not purchase all of the Offered Shares, the Selling Warrantholder may sell the Offered Shares to the Purchaser at any time within sixty (60) (or such later date as is necessary to receive all approvals required in connection with such sale, not to exceed 120 days (or 150 days if Manufacturer Approvals are required)), days after the last day of the First Offer Period, PROVIDED that such sale shall be made on terms no less favorable to the Selling Warrantholder than the terms contained in the Purchase Offer and PROVIDED FURTHER that such sale complies with the terms, conditions and restrictions of the Warrants. The Company will cooperate with the Selling Warrantholder in seeking any required manufacturer approvals and will permit third parties to conduct reasonable due diligence in connection with the Selling Warrantholder's attempt to sell the Offered Shares, PROVIDED such due diligence does not materially interfere with the Company's operations. In the event that the Offered Shares are not sold in accordance with the terms of the preceding sentence, the Offered Shares shall again be subject to all of the conditions and restrictions of this
Section 13.1.

          (c) DETERMINATION OF PRO RATA AMOUNT. Each Purchasing Stockholder shall be obligated to purchase pursuant to this Section 13.1 a number of Offered Shares as shall equal the product obtained by multiplying (x) the number of Offered Shares not being purchased by the Company by (y) a fraction, the numerator of which shall be equal to the number of shares of Voting Common Stock owned by such Purchasing Stockholder (including the shares of Voting Common Stock issuable upon conversion of the shares of Class A Preferred Stock owned by such Purchasing Stockholder) and the denominator of which shall be equal to the total number of shares of Voting Common Stock owned by all of the Purchasing Stockholders (including the shares of Voting Common Stock issuable upon conversion of the shares of Class A Preferred Stock owned by such Purchasing Stockholders) (the "PRO RATA AMOUNT").

         SECTION 13.2 PRE-EMPTIVE RIGHTS. Prior to the Qualified Public Offering, a Qualified Warrantholder shall have the right, in accordance with procedures comparable to those set forth in Article VI of the Company's Restated Certificate of Incorporation applicable to "Qualified Warrantholders" (as such term is used therein), to purchase a PRO RATA portion of any additional shares of capital stock issued by the Company deemed to be "New Securities" in accordance with the Company's Restated Certificate of Incorporation.

         SECTION 13.3 IMPROPER TRANSFER. Any attempt to transfer any shares not in compliance with this Section 13 shall be null and void and neither the Company nor any transfer agent shall give any effect in the Company's stock records to such attempted transfer.

         SECTION 14. NOTICES. Any notice by the Company, the holder of this Warrant or the holders of Warrant Shares or Registrable Securities shall be in writing and shall be deemed to have been duly given if delivered or mailed by certified mail five days after mailing, return receipt requested (a) if to the Company, 375 Park Avenue, 22nd Floor, New York, New York 10022, or at such other address as the Company may designate by notice to each holder of Warrants, Warrant Shares or Registrable Securities at the time outstanding, (b) if to any Purchaser that holds Warrants, Warrant Shares or Registrable Securities, at such Purchaser's address set forth on the signature page to the

Agreement or at such other address as such Purchaser may designate by notice to the Company, and (c) if to any other holder of Warrants, Warrant Shares or Registrable Securities, at the address of such holder as it appears on the Security Register.

         SECTION 15.  SUCCESSORS.  Except as expressly provided in Sections
3.2, 3.3 and 11.13, this Warrant shall bind and inure to the benefit of the Company and its permitted successors and assigns hereunder, the Purchasers and their respective successors and assigns hereunder and, in addition, shall inure to the benefit of and be enforceable by all holders from time to time of the Warrants, the Warrant Shares and the Registrable Securities. Without limiting the generality of the foregoing, the rights and obligations of the Purchasers and their respective successors and assigns as holders of Warrants and Registrable Securities (including without limitation rights and obligations as to registrations and other matters covered by Sections 11, 12 and 13) shall survive any reorganization, consolidation or merger of the Company with or into another entity or the sale or conveyance to another person of the property, assets or business of the Company as an entirety or substantially as an entirety and such successor or purchasing entity or person, as the case may be, shall execute such agreements or other instruments as may be reasonably requested by the holder of this Warrant to give effect to the foregoing.

         SECTION 16. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of New York.

         SECTION 17. BENEFITS OF THIS AGREEMENT. Nothing in this Warrant shall be construed to give to any person or corporation other than the Company, the holder of this Warrant and the holders of the Warrant Shares or Registrable Securities any legal or equitable right, remedy or claim under this Warrant and this Warrant shall be for the sole and exclusive benefit of the Company, the holder hereof and the holders of the Warrant Shares and the Registrable Securities.

         SECTION 18. SURVIVAL; INTERPRETATION. All covenants and agreements of the Company that relate to the Warrant Shares or the Registrable Securities and all rights and duties of the holders from time to time of the Warrant Shares or the Registrable Securities in this Warrant (including without limitation all rights and duties contained in Sections 11, 12 and 13) shall be deemed to survive any surrender hereof to the Company upon exercise hereof as contemplated by Section 1. References herein to the Agreement and terms defined therein shall be deemed to survive the termination of the Agreement. Prior drafts of this Warrant shall not be used as a basis for interpreting this Warrant.

         SECTION 19. AMENDMENT AND WAIVER. This Warrant may be amended, and the observance of any term hereof may be waived, only in accordance with Section
9.7 of the Agreement.


         SECTION 20. CERTAIN ADDITIONAL AGREEMENTS. Trace International Holdings, Inc., Aeneas Venture Corporation and AIF II, L.P., who on the date hereof collectively own more than 92% of shares of the Company's capital stock owned by the Initial Shareholder Group, have entered into an agreement assuming and agreeing to perform the terms and conditions of Section 12.1.

         SECTION 21. SPECIFIC PERFORMANCE. The rights of the Company, the holder hereof and the holders of the Warrant Shares and the Registrable Securities are unique, and, accordingly, each shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights under this Warrant by actions for injunction or specific performance to the extent permitted by law.

         SECTION 22. PRIVATE PLACEMENT NUMBER. If the Warrant Shares to be issued upon exercise of this Warrant do not already have a CUSIP number assigned to them by Standard & Poor's CUSIP Service Bureau, the Company shall use its reasonable efforts to obtain a Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) for the Warrant Shares prior to the issuance of any such Warrant Shares.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its duly authorized officer.



Dated:  _________________
                             UNITED AUTO GROUP, INC.



                             By:_________________________
                                Carl Spielvogel
                                Chairman of the Board and
                                  Chief Executive Officer

                                 ELECTION TO PURCHASE



Attn:  __________________


    The undersigned hereby irrevocably elects to exercise the right of purchase represented by the Warrant to which this Election to Purchase is attached for, and to purchase thereunder, ____________ shares of Class A Preferred Stock (or other securities into which such shares are convertible, as specified below) of the Company provided for therein, and requests that certificates for said shares (or other securities) be issued in the name of:




                           (Please Print Name and Address)

and, if said number of shares shall not be all the shares purchasable hereunder, that a new Warrant certificate for the balance of said shares purchasable under the said Warrant be registered in the name of the undersigned holder or its nominee as below indicated and delivered to the address stated below.


Dated: ________________, ______

Class of capital stock requested:___________________

Name of holder or
Nominee (Please Print): ______________________________________________

Address: _____________________________________________________________

Signature: _____________________________________

Signature Guaranteed:

                    (To be signed only upon assignment of Warrant)


    FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto




            (Name and Address of Assignee must be Printed or Typewritten)

the within Warrant with respect to ____ shares, hereby irrevocably constituting and appointing ______________________ Attorney to transfer said Warrant on the books of United Auto Group, Inc. with full power of substitution in the premises.

    All notices to be given by the Company to the Warrant holder pursuant to
Section 10 of the within Warrant shall be sent to the assignee at the above listed address, and, if the number of shares being hereby assigned is less than all of the shares covered by the within Warrant, then also to the undersigned.

    The undersigned requests that the Company execute and deliver, if necessary to comply with the provisions of Section 3 of the within Warrant, a new Warrant or, if the number of shares being hereby assigned is less than all of the shares covered by said Warrant, new Warrants in the name of the undersigned, the assignee and/or the assignees, as is appropriate.


Dated: __________________, ______



                            Signature of Registered Holder

                                                                      EXHIBIT A
                                                                     TO WARRANT
[Name of Warrant Holder]
[Address]



                     Re:   CONTINGENT VALUE OBLIGATIONS AGREEMENT

Ladies and Gentlemen:

         The Contingent Value Obligations Agreement (this "Agreement") hereby
evidences               contingent value obligations ("CVOs") of United Auto
Group, Inc. (the "Company") to you, received by you upon conversion of the Warrants (as defined below) held by you prior to the date hereof.

         1. PURPOSE. The purpose of this Agreement is to provide the holders of the Warrants (as defined below) with economic benefits substantially similar to those that would have been realized by the holders of the Warrants in the event that the Manufacturer Approvals (as defined in the Warrants) had been obtained and such Warrants had been exercised and the shares of Class A Preferred Stock (as defined in the Warrants) issued upon such exercise had been sold.

         2.   DEFINITIONS.

              "BASE VALUE" of each CVO granted under this Agreement shall be equal to $0.01, subject to adjustment as provided in Section 3(b) hereof.

              "BOARD" shall mean the Board of Directors of the Company, as constituted from time to time.

              "FAIR MARKET VALUE" shall mean the fair market value of the Company on the Redemption Date, as mutually determined in good faith by the Board and the holders of a majority of the CVOs, provided that if the Board and such holders cannot agree on such Fair Market Value, then such Fair Market Value shall be determined by an independent, nationally recognized investment banking firm mutually selected by the Company and the holders of a majority of the CVOs. The cost of such investment banking firm shall be borne equally by the Company and the holders of the CVOs. In the event that the Company and the holders of a majority of the CVOs do not agree on such investment banking firm, then the Fair Market Value shall be determined as follows, which determination shall be final and binding:

              (i) The Company shall select a qualified investment banking firm or appraisal firm (the "Investment Banker") and the holders of a majority of the CVOs shall select a qualified investment banking firm or appraisal firm (the "Additional Appraiser"), each to appraise the Fair Market Value.

              (ii) If the difference between the appraisals of the Investment Banker and the Additional Appraiser is not greater than 10% of the higher appraisal, then the average of the two appraisals shall be deemed to be the Fair Market Value.
              (iii) If the difference between the appraisals of the Investment Banker and the Additional Appraiser is greater than 10% of the higher appraisal, then the Investment Banker and the Additional Appraiser shall select a third appraiser (the "Third Appraiser"), and the Fair Market Value shall be determined by (1) averaging the appraisal of each of the Investment Banker, the Additional Appraiser and the Third Appraiser, (2) disregarding the appraisal which deviates most from such average and (3) averaging the remaining two appraisals. The fees and expenses of the Investment Banker, the Additional Appraiser and the Third Appraiser shall be borne equally by the Company and such holders.

              "FAIR MARKET VALUE PER SHARE" shall mean, on the Redemption Date, the Fair Market Value, divided by the sum of (i) the total number of shares of capital stock of the Company (including the number of shares of capital stock of the Company issuable upon the exercise or conversion of Derivative Securities (as defined in the Warrants)) outstanding immediately prior to the Redemption Date and (ii) the total number of CVOs outstanding immediately prior to the Redemption Date. The Fair Market Value Per Share shall be determined based on the proportionate share of one share of Class A Preferred Stock of the overall Fair Market Value of the Company (taking into account all adjustments to the Applicable Conversion Value (as defined in the Company's Restated Certificate of Incorporation, as amended) relating to the Class A Preferred Stock from the date of original issuance of the Warrants).

              "MEZZANINE CVOS" shall mean the Contingent Value Obligations issued upon conversion of the Mezzanine Warrants (as defined in the Warrants).

              "REDEMPTION DATE" shall mean the date on which the Company receives notice of the Redemption Request (as defined below).

              "REDEMPTION PRICE" shall mean, with respect to each CVO being redeemed by the Company upon the exercise of the redemption right set forth in
Section 4 hereof, the amount by which (i) the Fair Market Value Per Share on the Redemption Date exceeds (ii) the Base Value of such CVO.

              "REQUIRED CVO HOLDERS" shall mean the holders of at least 66-2/3% of the sum of the outstanding CVOs and the outstanding Mezzanine CVOs.

              "VALUE NOTES" shall mean promissory notes issued by the Company pursuant to Section 4 hereof containing such terms as shall be agreed to by the Company and the holders of a majority of the CVOs. If the Company and such holders cannot agree on the terms of the Value Notes, such terms shall be determined by an investment banking firm selected by the Company (the cost of whom shall be borne equally by the Company and such holders).

              "WARRANTS" shall mean all warrants originally issued pursuant to the Warrant Purchase Agreement, dated as of July 10, 1996, among the Company, J.P. Morgan Capital Corporation and The Equitable Life Assurance Society of the United States, and all warrants delivered in substitution or exchange for such warrants. The term "Warrant" means one of the Warrants.

              "WARRANT SHARES" shall mean, collectively, the shares of Class A Preferred Stock acquired pursuant to the exercise of the Warrants and any securities issued or issuable with respect to such Class A Preferred Stock by way of stock dividend or other distribution or stock split or in connection with a combination of shares, conversion, recapitalization, merger, consolidation or other reorganization or otherwise.

         3.   ISSUANCE OF CVOS.

              (a) CONVERSION OF WARRANTS INTO CVOS. Each Warrant shall be converted into a number of CVOs equal to the number of Warrant Shares issuable upon exercise of such Warrant.

              (a) ADJUSTMENT OF CVOS. The number and Base Value of CVOs granted hereunder shall be adjusted in substantially the same manner as the number and price of Warrant Shares is subject to adjustment as set forth in
Section 8 of the Warrants.

              (c) NATURE OF CVOS. The CVOs granted hereunder shall be used solely as a device for the measurement and determination of the aggregate principal amount of the Value Notes to be issued to each holder of a CVO as provided in this Agreement. CVOs shall not constitute or be treated as a trust fund of any kind or as stock, stock options or other form of equity or security. A holder of a CVO shall have only those rights set forth in this Agreement with respect to CVOs granted to it and shall have no rights as a shareholder of the Company by virtue of having been granted CVOs.

         4. REDEMPTION OF CVOS. Upon the written request of the holders of the Required CVO Holders (the "Redemption Request"), at any time prior to the Termination Date (as defined in the Warrants), the Company shall be required to redeem, and all of the holders of outstanding CVOs shall be required to submit for redemption, all, but not less than all, of the outstanding CVOs for an amount equal to the Redemption Price, which the Company shall pay by issuing Value Notes to all of the holders of CVOs in an aggregate principal amount equal to the aggregate Redemption Price for all outstanding CVOs pursuant to the applicable Contingent Value Obligations Agreements. The CVOs shall be submitted for redemption contemporaneously with the Mezzanine CVOs.

         5. PURCHASE OF VALUE NOTES. On or prior to the expiration of seven months after the Redemption Date, either (i) the investment banking firm determining the terms of the Value Notes pursuant to Section 4 hereof or another third party identified by the Company shall purchase all of the Value Notes at par or (ii) the Company, at its option, shall repurchase all or a portion of the Value Notes at par, provided that if the Company repurchases less than all of the Value Notes, it will assure that the remaining outstanding Value Notes are concurrently purchased by a third party at par. On the date such Value Notes are purchased, the Company shall pay each holder of the CVOs an amount equal to its proportionate share of the interest accrued on the aggregate principal amount of the Value Notes from the Redemption Date through the date of such purchase, which interest shall accrue at a per annum rate equal to the interest rate per annum payable on six-month U.S. Government Treasury bills on the Redemption Date, as reported by The Wall Street Journal.

         6.   CONVERSION INTO WARRANTS.  In the event the Manufacturer
Approvals (as defined in the Warrants) are received after the issuance but prior to the redemption of the CVOs, each holder of such unredeemed CVOs, upon written notice from the Company, shall be required to convert such CVOs into the Warrants which were previously converted into such CVOs, and this Agreement shall terminate and cease to be of any further force or effect.

         7. SUCCESSORS. The obligations of the Company under this Agreement shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company. The Company agrees that it will make appropriate provision for the preservation of the rights of the holders of the CVOs under this Agreement in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation or reorganization.

         8. NOTICE. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, delivery by facsimile or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed, if to the Company, to its principal executive offices located at 375 Park Avenue,

22nd Floor, New York, NY 10022, facsimile no. (212) 223-5148, attention: Chief Executive Officer, and if to any holder of a CVO, to such holder's address or facsimile number as shown on the records of the Company, as applicable, or at such other address or facsimile number as such party may designate by written notice to the Company or such holder, as applicable, given in the manner herein provided.

         9. TRANSFERABILITY. Neither the CVOs nor any rights arising under this Agreement shall be transferable without the prior written consent of the Company, other than to an Affiliate (as defined in the Warrants) of the holder of the CVOs being transferred.

         10. AMENDMENT. This Agreement may be amended with the written consent of the Company and the holders of a majority of the CVOs.

         11. GOVERNING LAW. This Agreement is to be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws thereof.

         If you are in agreement with the foregoing, please sign in the space provided below and return an executed copy of this Agreement to us.

                                       Sincerely,

                                       UNITED AUTO GROUP, INC.



                                       By:____________________
                                          Name:
                                          Title:

Accepted and agreed to
as of _____________-, 199__:

[Name of CVO Holder]



By: ___________________
    Name:
    Title: